Exhibit 10.14e

FIFTH AMENDMENT TO LOAN AGREEMENT

This FIFTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of October 28, 2015, is entered into among the undersigned in connection with that certain Loan Agreement, dated as of February 4, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among Hammerhead Solar, LLC (“Borrower”), the various financial institutions from time to time parties thereto (collectively, the “Lenders”), and Bank of America, N.A., as the administrative agent (the “Administrative Agent”) and as the collateral agent (the “Collateral Agent”).  As used in this Amendment, capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

W I T N E S S E T H

WHEREAS, the Availability Period under the Loan Agreement is scheduled to end on the earlier of (a) the date when the Commitments have been fully utilized for Borrowings and (b) October 31, 2015;

WHEREAS, the Borrower desires to extend the Availability Period to the earlier of (a) the date when the Commitments have been fully utilized for Borrowings and (b) November 15, 2015 (the “Availability Period Extension”);

WHEREAS, the Availability Period Extension requires the consent of each Lender under the terms of the Loan Agreement, and each Lender is willing to grant such consent subject to the terms and conditions sets forth herein;

WHEREAS, the Lenders desire to amend and restate the definitions of “Daily LIBO Rate” and “LIBO Rate” in Section 1.1 of the Loan Agreement as set forth herein (collectively, the “Loan Agreement Amendment”); and

WHEREAS, the Loan Agreement Amendment requires the consent of the Majority Lenders and the Borrower under the terms of the Loan Agreement, and the Majority Lenders and the Borrower are willing to grant such consent subject to the terms and conditions sets forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Consent.  Subject to the satisfaction of the conditions set forth in Section 3 below, pursuant to Section 9.12 of the Loan Agreement:

(a)  the Majority Lenders and the Borrower hereby consent to the Loan Agreement Amendment as set forth in Section 2 of this Amendment; and

(b)  each Lender hereby consents to the Availability Period Extension.

2.  Loan Agreement Amendment.  Pursuant to Section 9.12 of the Loan Agreement, the following definitions are amended and restated as follows:

“Daily LIBO Rate” means, for the initial Interest Period, on each day during the initial Interest Period, the greater of (i) the fluctuating rate of interest equal to LIBOR, as published on the applicable Reuters screen page (or such other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London local time, on each day (or, if such day is not a Business Day, on the immediately preceding Business Day) any such Loan is outstanding, for dollars deposited with a term equivalent to a one-month interest period and (ii) zero percent (0%).  If such rate is not available at such time for any reason, then the Daily LIBO Rate shall be the greater of (x) the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery in same day funds in the approximate amount of the initial Loan with a term equivalent to a one-month interest period would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m.  (London local time), on each day (or, if such day is not a Business Day, on the immediately preceding Business Day) such Loan is outstanding and (y) zero percent (0%).

Amendment No. 5 to Loan Agreement

“LIBO Rate” means:

(a)  for any Interest Period, other than the initial Interest Period, with respect to a LIBO Loan, the rate per annum equal to the greater of (i) the London Interbank Offered Rate (“LIBOR”) or a comparable successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period and (ii) zero percent (0%); and

(b)  for any interest calculation with respect to a Base Rate Loan on any date (other than the initial Interest Period), the greater of (i) the rate per annum equal to LIBOR, at or about 11:00 a.m., London local time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of three months commencing that day and (ii) zero percent (0%);

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

3.  Conditions Precedent.  This Amendment shall be effective upon the receipt by the Administrative Agent of the executed counterparts of this Amendment, as delivered by each of the other parties hereto.  Delivery of a signature page of this Amendment by electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

4.  Miscellaneous.

(a)  The consent provided in Section 1 hereof and the Loan Agreement Amendment in Section 2 hereof shall be applicable solely with respect to those matters expressly provided therein, and no other amendments, waivers or consents are given herein or may be otherwise construed or implied.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

(b)  Except as expressly set forth herein, each of the Loan Agreement and the other Financing Documents is and shall remain unchanged and in full force and effect.  Except as expressly set forth herein, nothing contained in this Amendment shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any of the other Secured Parties, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in each of the Loan Agreement and/or any other Financing Document.

(c)  Incorporation by Reference.  Sections 10.5 (Entire Agreement), 10.6 (Governing Law), 10.7 (Severability), 10.8 (Headings), 10.11 (Waiver of Jury Trial), 10.12 (Consent to Jurisdiction; Service of Process), 10.14 (Successors and Assigns) and 10.16 (Binding Effect; Counterparts) of the Loan Agreement are hereby incorporated by reference herein, mutatis mutandis.

(d)  Acknowledgement.  Each party hereto acknowledges that the terms of this Amendment shall not constitute a course of dealing among the parties hereto.

(e)  Financing Document.  This Amendment shall constitute a “Financing Document” for all purposes of the Loan Agreement and the other Financing Documents.

[Signature Pages Follow]

Amendment No. 5 to Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

HAMMERHEAD SOLAR, LLC, as Borrower

By:	/s/ Brad W. Buss
Name:	Brad W. Buss
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sheikh Omer-Farooq
Name:	Sheikh Omer-Farooq
Title:	Director

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Carol E. Radice
Name:	Carol E. Radice
Title:	Director

SILICON VALLEY BANK, as a Lender

By:	/s/ Bret J. Turner
Name:	Bret J. Turner
Title:	Managing Director

CIT FINANCE LLC, as a Lender

By:	/s/ Joseph Gyurindak
Name:	Joseph Gyurindak
Title:	Director

NATIONAL BANK OF ARIZONA, as a Lender

By:	/s/ Kate Smith
Name:	Kate Smith
Title:	Vice President

Acknowledged By:
bank of america, n.a., as Administrative Agent

By:	/s/ Judy D. Payne
Name:	Judy D. Payne
Title:	Vice President

Amendment No. 5 to Loan Agreement